Exhibit 10.5

THE ASHA CLAIMS - SALES AGREEMENT

BETWEEN:	Richard S. Simpson, #1201 - 1188 Quebec Street, Van., B.C. V6A 4B3
(Hereinafter called the "Seller")

AND:
(Hereinafter called the "Buyer")

WHEREAS, THE Seller is the beneficial owner of the ASHA #1 to # 4 Mineral Claims, situated in the Nicola Mining Division, and located approximately twenty kilometers east of the town Merritt, B.C.; and the Buyer wishes to purchase these Mineral Claims; the detailed, legal description of which are more particularly described as follows:

Claim Name	No. of Units	Tenure Number	Anniversary Date
ASHA #1	1	381773	October 31st 2001
ASHA #2	1	381774	October 31st 2001
ASHA #3	1	381775	October 31st 2001
ASHA #4	1	381776	October 31st 2001
(Hereinafter called the "Property")

NOW THEREFORE THIS AGREEMENT WITNESSETH that in consideration of:

-	Seven hundred and fifty ($750.00) dollars cash paid to the Seller upon the signing of this agreement, and
-	the issuance to the Seller of 2,000 free trading shares in any public company that the above listed mineral claims may be subsequently sold, or transferred to.

THE SELLER HEREBY AGREES to sell one hundred percent (100%) interest and ownership in the Property listed above, and further represent that at the signing of this Agreement these claims are Registered, and in good assessment standing with the Province of British Columbia, and the Seller represents that to the best of his knowledge these claims are free and clear of any encumbrances.

Accompanying Documents:

i)	The Registered Legal Document describing the Property.
ii)	The Property Location Map.
iii)	A Signed "Bill of Sale Absolute", transferring Property title to the Buyer.

Misc: This agreement shall be binding upon the parties and signatories hereto and their respective successors and assigns.

IN AGREEMENT WHEREOF the parties hereto affixed their hands and seals this 8th day of December, 2000.

/s/ Richard S. Simpson	_____________________
Signature of Seller	Signature of Buyer